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                                                                   EXHIBIT 21.1

                 SUBSIDIARIES OF REGISTRANT GOTHAM GOLF CORP.

Bear Creek Beverage Corporation, a Maryland corporation

Bear Creek Golf Club, LLC, a Maryland limited liability company

The Bridges Golf Club, Inc., a Pennsylvania corporation

The Bridges Golf Club, L.P., a Pennsylvania limited partnership

California Golf Club, L.C., a Florida limited liability company

Challedon Beverage Corp., a Maryland corporation

Challedon Golf Club, LLC, a Maryland limited liability company

Dome Golf Development Corporation, a Pennsylvania corporation

Eagle's Nest Golf Club L.L.C., a Delaware limited liability company

Edgewood Pines Golf Club, Inc., a Delaware corporation

Edgewood Pines Golf Club Limited Partnership, a Delaware limited partnership

Fairfax National, LLC, a Virginia limited liability company

Florida Golf Properties, Inc., a Florida corporation

Four Seasons Golf Club, LLC, a Delaware limited liability company

Fox Hollow Golf Club, Inc., a Delaware corporation

Fox Hollow Golf Club, LP, a Delaware limited partnership

GGC Merger Sub, Inc., a Delaware corporation

Glade Valley Beverage Corporation, a Maryland corporation

Glade Valley Golf Club, LLC, a Maryland limited liability company

Gotham Golf Center, LLC, a Pennsylvania limited liability company

Gotham Golf Partners, L.P., a Delaware limited partnership

Gotham Patrol, LLC, a Delaware limited liability company

Greencastle Golf Club, Inc., a Delaware corporation

Greencastle Golf Club Limited Partnership, a Delaware limited partnership

Hickory Heights Golf Club, LLC, a Pennsylvania limited liability company

Honey Run Golf Club, Inc., a Delaware corporation

Honey Run Golf Club, L.P., a Delaware limited partnership

LA Beverage Corporation, a Maryland corporation

LA Golf Club, LLC, a Delaware limited liability company

MNGC Realty, L.C., a Florida limited liability company

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Miami National Golf Club, LC, a Florida limited liability company

Monroe Valley Golf Club, Inc., a Pennsylvania corporation

Monroe Valley Golf Club, L.P., a Pennsylvania limited partnership

Montgomery Beverage Corporation, a Maryland corporation

Montgomery Country Club, LLC, a Delaware limited liability company

Montgomery Golf Properties, LLC, a Delaware limited liability company

Mountain Laurel Golf Club, LLC, a Delaware limited liability company

RD Beverage Corporation, a Maryland corporation

RD Golf Club, LLC, a Delaware limited liability company

Royal Oaks Golf Club, Inc., a Delaware corporation

Royal Oaks Golf Club, LP, a Delaware limited partnership

SJGC, LLC, a Delaware limited liability company

Sapphire Mountain Golf Club, LLC, a Delaware limited liability company

WestWinds Beverage Corporation, a Maryland corporation

WestWinds Golf Club, LLC, a Maryland limited liability company

Wild Oaks Golf Club L.L.C., a Delaware limited liability company

YGC, Inc., a Delaware corporation

YGC, L.P., a Delaware limited partnership

Yorktowne Golf Club, Inc., a Pennsylvania corporation

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